UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
December 12, 2010

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8002 (Commission File Number)	04-2209186 (I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts (Address of principal executive offices)		02451 (Zip Code)
(781) 622-1000
(Registrant’s telephone
number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☑      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 12, 2010, Thermo Fisher Scientific Inc. (“Thermo Fisher”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Thermo Fisher, Weston D Merger Co., a wholly owned subsidiary of Thermo Fisher (“Merger Sub”), and Dionex Corporation (“Dionex”) pursuant to which Thermo Fisher will acquire Dionex.
     Pursuant to the Merger Agreement, among other things, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the common stock, par value $0.001 per share, of Dionex (the “Shares”), at a price per Share of $118.50 in cash, without interest (the “Offer Price”). The Merger Agreement also contemplates that, following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Dionex (the “Merger”), with Dionex surviving the Merger as a wholly owned subsidiary of Thermo Fisher. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) any Shares held by any direct or indirect wholly owned subsidiary of Dionex, (ii) any Shares owned by Thermo Fisher, Merger Sub or Dionex and (iii) any Shares held by stockholders who did not consent to the Merger and who have perfected their statutory rights of appraisal pursuant to the applicable provisions of Section 262 of the Delaware General Corporation Law) will be converted automatically into the right to receive the Offer Price.
     In addition, as of the Effective Time, all outstanding options to acquire Shares (the “Options”) that are fully vested will terminate in exchange for the right to receive a cash amount equal to the Offer Price less the applicable exercise price multiplied by the number of Shares purchasable upon exercise of such Option immediately prior to the Effective Time. Each Option to acquire Shares that is not fully vested and each outstanding restricted stock unit (“RSU”) that is not vested and settled, in each case as of the Effective Time, will be assumed by Thermo Fisher and converted into a right to receive a cash amount equal to the Offer Price (less the applicable exercise price, in the case of Options), multiplied by the number of Shares purchasable upon exercise of such Option or the number of Shares issuable upon settlement of such RSU, with the right to receive such cash amount subject to the vesting terms applicable to the corresponding Option or RSU, subject to accelerated vesting in the event of certain terminations of employment or service following the Effective Time as set forth in the Merger Agreement and in the Dionex Change in Control Severance Benefit Plan.
     Pursuant to the Merger Agreement, and upon the terms and conditions contained therein, Merger Sub is obligated to commence the Offer on or prior to December 22, 2010. The initial expiration date of the Offer will be 20 business days following the commencement of the Offer, and the Offer may be extended under certain circumstances described in the Merger Agreement. Under the terms of the Merger Agreement, the Offer may not be extended beyond June 12, 2011 (or 90 days thereafter if certain antitrust and competition law related clearances or conditions have not been obtained or satisfied, but all other conditions have been satisfied). Merger Sub’s obligation to accept for payment and pay for any Shares tendered in the Offer is subject to certain conditions, including (i) there having been validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares that, together with the Shares beneficially owned by Thermo Fisher and/or Merger Sub (if any), represents at least a majority of the total number of Shares outstanding on a fully diluted basis (the “Minimum Condition”), (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and there having been obtained certain foreign antitrust clearances, (iii) the absence of any material adverse effect with respect to Dionex and (iv) certain other customary conditions.
     Pursuant to the Merger Agreement, Dionex granted to Merger Sub an irrevocable option (the “Top-Up Option”), exercisable after the consummation of the Offer and prior to the Effective Time, to purchase at a price per share equal to the Offer Price up to that number of newly issued Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned by Thermo Fisher and its subsidiaries at the time of exercise of the Top-Up Option, constitutes one share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares on a fully diluted basis.
     Thermo Fisher intends to use cash on hand, existing credit facilities and/or the proceeds from committed financing from Barclays Bank PLC and JPMorgan Chase Bank, N.A. to facilitate the transaction.
     The Merger Agreement includes detailed representations, warranties and covenants of Dionex, Thermo Fisher and Merger Sub. Until the earlier of the termination of the Merger Agreement and the Effective Time, Dionex has agreed to operate its business and the business of its subsidiaries in the ordinary course of business consistent with past practices, to maintain and preserve intact its business organization and advantageous business relationships and not to take any action that would delay either party from obtaining necessary regulatory approvals or consummating the Offer and/or the Merger. Dionex has also agreed to certain other operating covenants during this period.
     In addition, Dionex has agreed not to initiate, solicit, knowingly encourage or knowingly facilitate any third-party acquisition proposals for Dionex and will not permit its subsidiaries or any of their respective representatives to do so, and has agreed to restrictions on its, its subsidiaries’ and their respective representatives’ ability to respond to any such proposals, as more fully described in the Merger Agreement. The Merger Agreement includes termination provisions for both Dionex and Thermo Fisher and provides that, in connection with a termination of the Merger Agreement under specified circumstances, Dionex will be required to pay Thermo Fisher a termination fee of $65 million.
     A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.
     The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each parties’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (a) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a willful, intentional and material breach and (b) were made only as of the dates specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.
Forward Looking Statements
This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s and Dionex’s respective quarterly and annual reports, under the caption “Risk Factors,” which are on file with the Securities and Exchange Commission (the “SEC”) and available on Thermo Fisher’s and Dionex’s respective websites. Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: competition and its effect on pricing, spending, third-party relationships and revenues; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general worldwide economic conditions, including economic conditions in the areas in which Thermo Fisher and Dionex sell products, and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; demand for analytical instrumentation; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; the effect of laws and regulations governing government contracts; and the effect of competing with certain of our customers and suppliers, as well as the possibility that expected benefits related to the transaction may not materialize as expected; the transaction not being timely completed, if completed at all; prior to the completion of the transaction, Dionex’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; and the parties being unable to successfully implement integration strategies. While Thermo Fisher and/or Dionex may elect to update forward-looking statements at some point in the future, Thermo Fisher and Dionex specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.
Additional Information
The planned tender offer described herein has not yet commenced. The description contained herein is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Thermo Fisher (or a wholly owned subsidiary of Thermo Fisher) will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Dionex will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Dionex’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of December 12, 2010, among Thermo Fisher Scientific Inc., Weston D Merger Co. and Dionex Corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 16th day of December, 2010.

THERMO FISHER SCIENTIFIC INC.
By:	/s/ Seth Hoogasian
Seth Hoogasian
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of December 12, 2010, among Thermo Fisher Scientific Inc., Weston D Merger Co. and Dionex Corporation.